Exhibit 99.1
                                                                ------------

                               SERVICES AGREEMENT

     THIS AGREEMENT is entered into this 25th day of May 2005, by and between Jump'n Jax, Inc., a Nevada corporation (hereinafter the "Company"), and B.W. Hicken, a resident of the State of Utah (hereinafter "Hicken").

     WHEREAS, Hicken has provided various services to the Company including advice and consultation, in exchange for the consideration set forth herein; and

     WHEREAS, the Company is a public Company having securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     NOW,   THEREFORE,   in   consideration   of   the   premises   and   mutual
representations, warranties and covenants herein contained, the parties hereby agree as follows:

     1. The Company has retained Hicken to perform a variety of services for the Company and to provide advice and consultation to the Company in exchange for consideration payable in the form of 400,000 shares of the Company's common stock, which has been accepted for trading on the OTC Bulletin Board. Those services provided by Hicken that are subject to this Agreement were not in connection with the offer or sale of securities in a capital-raising transaction, nor are the services related, directly or indirectly, to promoting or maintaining a market for the Company's securities.

     2. The Company hereby agrees that with respect to this Agreement and to the shares of the Company's common stock to be paid to Hicken as compensation for services rendered, the Company will, as soon as practical from the date hereof, file a registration statement with the Securities and Exchange Commission (the "Commission") on Form S-8 under the Securities Act of 1933, which will register the shares to be issued hereunder. The Company further agrees that it will instruct its transfer agent to issue the 400,000 shares of the Company's common stock to Hicken immediately upon the effective date of the Form S-8, that such shares will be free from any restrictions as to their transferability, and that the certificates representing the shares will not contain any restrictive legend.

     3. The Company represents that it is current in the filing of all periodic and other reports that it is required to file with the Commission under the Exchange Act and that it will be current at the time the Form S-8 referenced in paragraph 2 above is filed with the Commission.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first written above.

                "Company"
         JUMP'N JAX, INC.                            "Hicken"


BY: /s/ Steven D. Moulton                           /s/ B.W. Hicken
    ---------------------------                    ----------------------------
Its:    Secretary                                       B.W. HICKEN